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                                  EXHIBIT 99.1

         Contacts:

         Corinthian Colleges, Inc.
         Dennis Beal, EVP/CFO, Ext. 432
         Diane Donohue, Director, IR/PR, Ext. 359
         714.427.3000

         Cecilia Wilkinson/Rosemary Moothart
         PondelWilkinson MS&L
         323.866.6060

                    CORINTHIAN COLLEGES TO EXPAND INTO CANADA

    AGREEMENT SIGNED TO ACQUIRE CDI EDUCATION'S 45 COLLEGES AND 15 CORPORATE
                               EDUCATION CENTERS;
              INVESTOR CONFERENCE CALL SCHEDULED FOR 8:00 A.M. PDT

SANTA ANA, CA, JUNE 24, 2003 - CORINTHIAN COLLEGES, INC. (NASDAQ:COCO) today announced that it has signed agreements with Toronto-based CDI EDUCATION CORPORATION ("CDI") (TSX:EDU) and its majority stockholders under which Corinthian will offer to purchase all of CDI's outstanding shares by means of a tender offer in Canada. CDI operates 45 post-secondary colleges and 15 corporate training centers throughout Canada and is a market leader in both private-sector post-secondary education and corporate education in Canada. Upon completion, the transaction is expected to provide a platform to fuel growth in the large Canadian educational market. The acquisition will mark Corinthian's entry into the international education arena.

Under terms of the agreement, CDI shareholders will be offered C$4.33 or approximately US$3.19 (exchange rate as of June 23, 2003) in cash per share of CDI stock. Based on CDI's balance sheet as of March 31, 2003, the transaction enterprise value reflected by the offer is approximately C$50 million or approximately US$37 million (exchange rate as of June 23, 2003) including the assumption of debt. Corinthian expects to fund the transaction with available cash and borrowings from its previously announced $100 million credit facility. The transaction is expected to close during Corinthian's fiscal 2004 first quarter ending September 30, 2003, and is subject to regulatory approvals and other conditions to closing, including, without limitation, there being tendered no less than 66 2/3% of CDI's common shares on a fully diluted basis.

Bruce McKelvey, CDI chairman, chief executive officer and majority shareholder, and other members of CDI management have agreed to irrevocably tender their shares to the Corinthian offer. Such persons collectively own approximately 67% of CDI stock and in-the-money options. The Board of Directors of CDI, upon the recommendation of a special committee established to review the offer, has recommended that shareholders accept the Corinthian offer. The offer and the directors' recommendation are expected to be mailed to CDI shareholders within the next several weeks.

For the fiscal year ended December 31, 2002, CDI had revenues of C$130 million or approximately US$83 million, operating income of C$0.5 million or approximately US$0.3 million, including expenses of C$2.6 million or approximately US$1.7 million which Corinthian identified as acquisition adjustments for purposes of determining the purchase price, and depreciation and amortization expense of C$5.6 million or approximately US$3.6 million. Operating income is reflected before a goodwill impairment charge of C$2.7 million or approximately US$1.7 million that, under applicable Canadian accounting standards, is reflected as a reduction to retained earnings.

Earlier this month, Corinthian also announced agreements to acquire Career Choices, Inc. and East Coast Aero Tech, LLC. For the fiscal year ended December 31, 2002, those companies reported combined revenues of US$35.0 million, operating income of US$4.5 million, including expenses of US$1.1 million, which Corinthian identified as acquisition adjustments for purposes of determining the purchase price, and depreciation and amortization expense of US$1.1 million.

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Corinthian Colleges, Inc.
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"The acquisition of CDI is an excellent strategic fit for Corinthian and reflects our continued focus on growth and providing outstanding educational opportunities for increasing numbers of career-oriented students," said David G. Moore, chairman and chief executive officer. "We believe the acquisition will enable us to leverage our management and marketing expertise in the attractive Canadian market, which has many of the similar favorable attributes as the U.S. market. Furthermore, we expect CDI's allied health, business and information technology curricula will provide an excellent platform for cross-pollination with Corinthian's successful and high demand curricula."

CDI operates through two divisions: post-secondary education and corporate education. The post-secondary division serves the growing segment of the Canadian population seeking to acquire career-oriented education and training. With 45 campuses across Canada, CDI's post-secondary division offers diploma programs in allied health, business and information technology. The CDI post-secondary colleges operate under the CDI College of Business & Technology, The Institute for Computer Studies, Toronto School of Business, Delta College, SuccessCompuCollege School of Business, CompuCollege School of Business, The Career College, and Career Canada Group trade names. Collectively, the post-secondary campuses had approximately 6,100 students at December 31, 2002.

The CDI corporate education division operates under the brand name of CDI Education. CDI Education is a leading Canadian provider of integrated learning solutions for the corporate marketplace. Offering outsourcing, e-learning and skills management services, the corporate education division focuses on skills development and management for business and technology professionals.

With 15 training centers across Canada, CDI has provided education services to many of Canada's largest corporations and government departments. In addition to their Canadian base, CDI has an impressive reputation for executing learning projects for U.S. clients. They are currently working with major U.S. corporations in skills development specialties such as leadership, innovation and business analysis.

"Corinthian and CDI are an excellent, strategic combination that will enable us to leverage our respective strengths in the areas of post-secondary and corporate education and benefit CDI students, corporate clients and staff," CDI's McKelvey said. "This cross-border partnership brings together two leading companies in the post-secondary education sector. CDI looks forward to entering this new era with Corinthian."

Moore added, "We are excited to be joining forces with CDI, which is a leader in both private-sector post-secondary and corporate education. Equally important, we are pleased that our new Canadian divisions will be led by CDI's outstanding management team, and we look forward to welcoming CDI's dedicated instructors, staff, valued students and corporate education clients into the Corinthian family."

Corinthian retained the investment banking firm of Dresdner Kleinwort Wasserstein, Inc. as financial advisers, and CDI retained the investment banking firm of CIBC World Markets as its financial advisers, which has provided a fairness opinion to CDI.

INVESTMENT COMMUNITY CONFERENCE CALL

Corinthian will host a conference call for the investment community on Tuesday, June 24, 2003 at 8:00 a.m. Pacific (11:00 a.m. Eastern) to discuss its recently announced acquisition agreements. The conference call will be open to all interested investors through a live audio webcast via the Internet at www.cci.edu (Investor Relations/Conference calls) and www.companyboardroom.com. Rebroadcast over the Internet will be available for two weeks until Tuesday, July 8, on both Web sites. For those who are not available to listen to the live broadcast, the call will be archived for one week through 5:00 p.m. Eastern, Tuesday, July 1. Listeners should call (800) 633-8284 (domestic) or (402) 977-9140 (international) and use reservation number 21152954.

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Corinthian Colleges, Inc.
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ABOUT CORINTHIAN COLLEGES, INC.

Corinthian Colleges, Inc. is one of the largest for-profit post-secondary education companies in the United States, and serves the large and growing segment of the population seeking to acquire career-oriented education to become more qualified and marketable in today's increasingly demanding workplace environment. Corinthian operates 68 colleges and two continuing education centers in 21 states, including 16 colleges in California and 12 in Florida. Upon the expected completion of the acquisitions of CDI Education Corporation, Career Choices, Inc. and East Coast Aero Tech, LLC (all anticipated in the first quarter of fiscal 2004 ending September 30, 2003), and upon the expected openings of the previously announced branch campuses in Chicago, Illinois (fourth quarter of fiscal 2003), Ft. Lauderdale, Florida (first quarter of fiscal 2004), and Jacksonville, Florida (third quarter of fiscal 2004), the company will operate 82 colleges and two continuing education centers in 21 states in the U.S., and 45 colleges and 15 corporate training centers in seven Canadian provinces.

ABOUT CDI EDUCATION CORPORATION

Toronto-based CDI Education Corporation is a leading provider of private-sector post-secondary education and corporate education in Canada. The company operates 45 post-secondary education campuses and 15 training centers across Canada. The company offers lifelong training solutions to both individuals and employers seeking to gain the expertise necessary to remain current in the competitive fields of healthcare, business and information technology. CDI's common shares are traded on the Toronto Stock Exchange under symbol EDU. Its post-secondary education division serves the growing segment of the population seeking to acquire career-oriented education and training. CDI's corporate education division provides education outsourcing and skills management services to Canada's leading corporations.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Corinthian intends that all such statements be subject to the "safe-harbor" provisions of that Act. Such statements include, but are not limited to, the company's discussion of the opportunities in the Canadian private-sector post-secondary education and corporate education/training markets, the company's expectations that CDI Education Corporation ("CDI") will expand the company's North American offerings, the company's expectation that CDI's post-secondary education colleges and training centers will provide operating and marketing leverage with the company's other campuses and continuing education centers in the United States, and the company's expectation that the acquisitions of Career Choices, Inc. and East Coast Aero Tech, LLC will expand the company's offerings and will provide operating and marketing leverage with the company's other campuses. Many important factors may cause the company's actual results to differ materially from those discussed in any such forward-looking statements, including without limitation, possible difficulties in obtaining regulatory approvals and the possible failure to occur of other conditions to closing the transactions, potential obstacles in the company's efforts to successfully integrate its acquisitions, increased competition, changes in student perception, changes in the demand for curricula offered by the company, potential difficulties that may be encountered in the Canadian regulatory and business environment, the effectiveness of the company's advertising and promotional efforts, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission and CDI's filings with Canadian securities regulatory authorities. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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